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Exhibit 4   Form of Share Certificate

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                     [LOGO]

                               CUSIP NO. [sample]

                            Mediatelevision.tv, Inc.

                   AUTHORIZED COMMON STOCK: 80,000,000 SHARES
                           PAR VALUE: $.0001 PER SHARE

                               THIS CERTIFIES THAT

                                    [SAMPLE]

                   IS THE RECORD HOLDER OF __________________

          Shares of MEDIATELEVISION.TV, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

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Secretary                               President


                [MEDIATELEVSION.TV, INC. CORPORATE SEAL DELAWARE]


"The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act."

Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust

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company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


Additional abbreviations may also be used though not on the above list.

For Value Received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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(Please print or typewrite name and address, including zip code or assignee)

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                                                       Shares
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of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
                                                       Attorney
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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

"The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act."